Exhibit 99.1

FRED PERPALL TO JOIN TRIUMPH BANCORP, iNC. BOARD OF DIRECTORS

DALLAS – October 24, 2016 – (Globe Newswire) – Triumph Bancorp, Inc. (NASDAQ: TBK) today announced the addition of Fred Perpall to its board of directors. Perpall serves as the chief executive officer for The Beck Group, an architecture and construction company based in Dallas, Texas. He has served in this role since 2013, and has been with Beck since 1999.

“Fred brings a wealth of knowledge and experience to our board of directors,” Carlos M. Sepulveda, Jr., chairman of the board for Triumph Bancorp, Inc., said. “In addition to his business acumen, Fred has an incredibly creative mind and innovative way of thinking that is going to bring immense value to Triumph. We are looking forward to the impact he will have in this position.”

Perpall serves on numerous boards and executive committees, including the Dallas Regional Chamber, the Dallas Citizens Council and The Carter Center. He is a native of Nassau, Bahamas, and earned his Bachelor of Science and Master of Architecture degrees from the University of Texas at Arlington.

About Triumph

Headquartered in Dallas, Texas, Triumph Bancorp, Inc. (NASDAQ: TBK) is a financial holding company with a diversified line of community banking, commercial finance and asset management activities. www.triumphbancorp.com

Forward-Looking Statements

This Press Release may contain forward-looking statements within the meaning of the federal securities laws.  Investors are cautioned that such statements, including statements with respect to the expected benefits of the transaction, are predictions and that actual events or results may differ materially.  These forward-looking statements are not guarantees of future results and are subject to factors that could cause actual results to differ materially from those we may expect, including, but not limited to:  economic, political and market conditions and fluctuations; competition; the possibility that the expected benefits related to the transaction may not materialize as expected; the possibility that we will be unable to successfully implement integration strategies or to achieve expected synergies and operating efficiencies within the expected time-frames or at all; and other factors identified in our filings with the Securities and Exchange Commission (the “SEC”).  For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” and the forward-looking statement disclosure contained in Triumph Bancorp, Inc.’s Annual Report on Form 10-K, filed with the SEC on February 26, 2016.  Forward-looking statements speak only as of the date made and Triumph undertakes no duty to update such information.

Source: Triumph Bancorp, Inc.

###

Investor Relations:

Luke Wyse

Vice President, Finance & Investor Relations

lwyse@triumphllc.com |  214-365-6936

Media Contact:

Amanda Tavackoli

Vice President, Marketing & Communication

atavackoli@triumphllc.com |  214-365-6930